AGREEMENT

         AGREEMENT made March 5, 1998, by and between TOLL
      BROTHERS, INC., a Delaware corporation (the
      "Company") and BRUCE E. TOLL ("Bruce"),

                 W I T N E S S E T H:
         Bruce is a member of the Board of Directors, and is the President, Chief Operating Officer and
      Secretary, of the Company. Bruce has expressed an intention to resign as an officer and employee of the Company to pursue other business interests. In order to provide for an orderly transition, the Company and Bruce have agreed that Bruce's resignation as President, Secretary and an employee of the Company will not occur until the end of the Company's fiscal year ending October 31, 1998 (the "Year End").
         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:
                  1. Board of Directors. Bruce shall remain a member of the Board of Directors (the "Board") through the end of his term in 1999. It is the current intention of the Board to renominate Bruce in 1999 for an additional term of three years on the Board, and it is Bruce's intention to accept such nomination, although neither the Company (including the Board) nor Bruce is obligated in this regard.
      Effective November 1, 1998 Bruce will become a Vice
      Chairman of the Board of the Company, with such duties as are determined from time to time by the Board or the Chairman of the Board, and continue to hold that position if elected to the aforementioned three year term on the Board.
                  2.    Employment.  Bruce will continue as an
      employee of the Company, and will continue to serve the Company as President and Secretary, through Year
      End, at which time, by operation of this Agreement, he will have resigned, ceased to be an employee and ceased to hold such offices and any other offices of the Company and its subsidiaries. By operation of this Agreement, Bruce will cease to be Chief
      Operating Officer of the Company effective April 30,
      1998. Bruce may continue to use his current office space for up to one year from the date of this Agreement, and the Company will continue to provide him with secretarial services for such period of time as he uses such space.
                  3. Compensation. Bruce's salary will continue at its present rate through Year End. Bruce shall receive no separate compensation as Vice Chairman, nor shall he receive an annual or per meeting stipend or stock options as a Director; however, he will receive compensation pursuant to the Consulting and Non-Competition Agreement referred to in Section 5, herein.
                  4.    Options and Bonus Compensation Payments.
              (a)  Outstanding Options.  The expiration
      provisions of each option to acquire stock of the Company granted to Bruce under the terms of any of the Company's stock option or stock incentive plans
      (an "Option") held by Bruce on the date of this Agreement are being modified to provide that the Option shall be exercisable pursuant to the terms of the plan under which the Option was granted and the provisions regarding exercisability set forth in any document applicable to a particular Option as though, at all times subsequent to the grant of the Option and until the earlier of Bruce's death or the exercise of the Option by Bruce, he were continuously employed by the Company in the same capacity in which he was employed immediately prior to the date hereof for the remainder of the maximum term specified in the respective Option documents. In addition, the Option to acquire 50,000 shares of common stock granted on November 1, 1997 under the terms of the Company's Stock Option and Incentive Stock Plan
      (1995) (the "1995 Plan"), is being amended so that such Option is fully vested and exercisable as of the date hereof. Schedule A hereto contains a list of all unexercised Options held by Bruce prior to the date of this Agreement.
              (b)  Grants of Options Subsequent to the
      Date of this Agreement. Bruce shall not be entitled to, and hereby waives any rights to, the grant of any Options at any time after the date of this Agreement, including (i) any Options under the Company's Stock
      Incentive Plan (1998)(the "1998 Plan") and any other stock option, stock option incentive or bonus plan whether currently in effect or subsequently adopted and (ii) any options to which he would be entitled solely for serving on the Board, but excepting any Options as specifically provided for in this Paragraph 4.
         The following Options are being granted to Bruce:
                   (i)  An Option to acquire 45,000 shares
      of common stock is being granted as of the date hereof. The Option granted pursuant to the preceding sentence is on substantially the same terms as the Option that would have been granted to Bruce as an Executive Officer (as defined in the 1995 Plan) on or about the date that is 60 days following the Year End pursuant to the provisions of Section 8(a)(ii) of the 1995 Plan, except (1) the exercise price per share shall be equal to the Fair Market Value (as that term is defined in the 1995 Plan) of a share of Company stock as of the date of grant, (2) the number of shares subject to the Option shall be as set forth herein, (3) the expiration date of the Option shall be ten years from the date the Option is granted, and
      (4) the provisions of the Option relating to an accelerated termination of the Option upon termination of employment shall not cause the Option to terminate solely on account of a change in, or termination of, Bruce's role as employee or member of the Company's Board.
                   (ii) An Option to acquire 47,500 shares
      of Company stock is being granted as of the date hereof. The Option granted pursuant to the preceding sentence is on substantially the same terms as the Option that would have been granted to Bruce as an Executive Officer (as defined in the 1995 Plan) with respect to the two year period which commenced on March 1, 1997 and will end on February 28, 1999 pursuant to the provisions of Section 8(a)(iv) of the 1995 Plan, except (1) the exercise price per share shall be equal to the closing price of the stock on the New York Stock Exchange on the date of this Agreement, (2) the number of shares subject to the Option shall be as set forth herein, (3) the expiration date of the Option shall be ten years from the date the Option is granted, and (4) the provisions of the Option relating to an accelerated termination of the Option upon termination of employment shall not cause the Option to terminate solely on account of a change in, or termination of, Bruce's role as employee or member of the Company's
      Board.
              (c)  Benefits Under the Cash Bonus Plan.
                   Bruce shall receive a bonus benefit
      under the Company's Cash Bonus Plan (the "Cash Bonus
      Plan"), payable in cash rather than stock, which benefit shall be equal to 50% of the benefit that would be (i) payable under the Cash Bonus Plan with respect to the Company's fiscal year ending October
      31, 1998 based on an estimate of the Company's Income
      Before Taxes (as that term is defined in the Cash
      Bonus Plan) for such fiscal year (the "Estimated Full
      Year Income") and (ii) converted to a cash amount as determined below. The Estimated Full Year Income, for purposes of this paragraph (c), shall be the estimate of the Company's Income Before Taxes as presented at the Board meeting of December 17, 1997 or such estimate as is presented at the Board meeting scheduled to occur on March 5, 1998, whichever estimate is higher.
                   The benefit payable to Bruce pursuant
      to this paragraph (c) shall be paid to Bruce on or before April 30, 1998, in cash, in an amount equal to the aggregate value (based on the closing price of the common stock on the last trading day prior to the date of this Agreement) of a number of shares of common stock determined by dividing the dollar amount of the benefit (as determined pursuant to the last preceding paragraph) by the Fair Market Value of a share of common stock determined as of May 29, 1996.
                   Other than as provided in this
      paragraph (c), Bruce shall not be entitled to any benefits under the Company's Cash Bonus Plan subsequent to the date hereof.
              (d)  Amendments to Plans.  Appropriate
      amendments to Options held by Bruce, stock option plans and bonus compensation plans of the Company
      (including, but not limited to, the Company's Stock
      Option Plan (1986), the 1995 Plan, the 1998 Plan and the Cash Bonus Plan) have been made, consistent with the provisions contained in this Agreement.
              (e)  Adherence to Certain Conditions of Rule
      16b-3. The Company agrees that the provisions of this paragraph 4 (including all acquisitions and dispositions of Company securities provided for herein) have been specifically approved in a manner that satisfies the requirements of Rule 16b-3(d)(1) and Rule 16b-3(e) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").
                  5. Consulting and Non-Competition Agreement. Contemporaneous with the signing of this Agreement, Bruce and the Company have executed and delivered to each other a Consulting and Non-competition Agreement relating to the 36 month period following Year End.
                  6.    Registration Rights Agreement.
         6.1  "Piggyback" Registration Rights.
              (a)  If the Company proposes to register an
      offering consisting only of its Common Stock (or if the Company proposes to register an offering pursuant to which Common Stock only will be offered under a separate prospectus) on Forms S-1, S-2 or S-3, or any successor forms, under the Securities Act of 1933
      (the "Act"), other than an offering on Form S-3 made pursuant to Rule 415(a)(1)(x) under the Act covering only securities to be sold by the Company or a subsidiary (as defined in Rule 405 under the Act), the Company shall give prompt written notice to Bruce (defined, for the purpose of this Section 6 as including Bruce's Affiliates, as defined in Section
      6.8). Upon the written request of Bruce made within 5 days after the receipt of any such notice, which written request shall specify the number of shares he desires to be registered, the Company shall use its best reasonable commercial efforts to cause all such shares to be registered under the Act to permit the sale of such shares, provided that the Company may require that such shares be sold in accordance with the plan of distribution of the majority of the Common Stock to be registered by such registration statement if such plan of distribution involves an underwritten offering. Notwithstanding anything contained herein to the contrary, and subject to
      Section 6.4(a), herein, (i) the Company shall have the right to decline to register any shares under this Section 6.1 in the event its Board or the managing underwriter of the offering determines in its reasonable judgment (and communicates in writing to Bruce such determination) that registration hereunder is reasonably likely to materially and adversely affect the offer and sale of Company shares (provided that this right may be exercised if and only if, as a result of the exercise of the right, only the sale of shares by the Company will be covered by the registration statement) (ii) if the managing underwriter advises the Company in a writing
      (which the Company will provide to Bruce) that inclusion in such registration of all proposed securities (including securities being offered by or on behalf of the Company and Bruce and securities covered by other requests for registration) would in its reasonable opinion materially and adversely affect the marketability of the offering of the securities proposed to be registered by the Company, then Bruce shall be entitled to participate pro rata
      (based on the number of shares owned by the respective holders) with any other shareholders having piggyback registration rights with respect to such registration to the extent the managing underwriter determines, in its reasonable judgment, that such shares may be included without such material and adverse effect, and (iii) the Company shall have the right to discontinue any registration of Bruce's shares at any time prior to the effective date of such registration if the proposed registration of Common Stock giving rise to the Company's notice under this Subsection 6.1(a) is discontinued.
              (b)  Bruce's right to have his shares
      included in such registration shall expire 90 days after he ceases to be an affiliate (within the meaning of Rule 405 under the Act) of the Company in the opinion of counsel to the Company (a copy of which the Company shall provide to Bruce promptly after receipt by the Company), and shall immediately be reinstated at such time, if ever, as he later becomes an affiliate of the Company. Moreover, Bruce shall be entitled to rely on this paragraph 6.1 on no more than two occasions, each of which shall involve at least 500,000 shares.
         6.2  Demand Registration Rights: Subject to
      Section 6.4(a) herein, at any time upon receipt of a written request from Bruce, the Company will, with reasonable promptness but in no event more than 20 business days following receipt of the request, prepare and file with the Securities and Exchange
      Commission under the Act a registration statement in respect of no fewer than 500,000 shares and use its best reasonable commercial efforts to cause such registration statement to become effective promptly thereafter, provided that the Company shall be required to prepare and file under the Act no more than three registration statements pursuant to this
      Section 6.2.  Without Bruce's consent, no securities
      other than the shares subject to Bruce's request pursuant to this Section 6.2 may be included in the registration statement. Bruce's rights under this
      Section 6.2 shall expire 90 days after he ceases to be an affiliate (within the meaning of Rule 405 under the Act) of the Company in the opinion of counsel to the Company (a copy of which the Company shall provide to Bruce promptly after receipt by the Company), and shall immediately be reinstated at such time, if ever, as he later becomes an affiliate of the Company.
         6.3  Expenses.  The Company shall pay all
      expenses incident to its performance of or compliance with the provisions of Sections 6.1 hereof, including, without limitation, all registration and filing fees, fees and expenses of compliance with the Act, printing expenses, messenger and delivery expenses, "road show" expenses, fees and disbursements of counsel for the Company (but not Bruce's legal fees, which shall be paid by Bruce) and all independent public accountants and other persons retained by the Company, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (excluding underwriting commissions and discounts in respect of shares sold by Bruce, which shall be paid by Bruce).
      The Company shall pay none, and Bruce shall pay all, of the aforementioned expenses (including, but not limited to, his legal fees, the cost of a "comfort letter" as provided in Section 6.4(h) herein, and any incremental costs to the Company of maintaining effectiveness of the registration) in the event of registration under Section 6.2, unless Bruce agrees, at the request of the Company, to sell his shares in an underwritten offering, in which case the first sentence of this Section 6.3 shall be applicable.
         6.4  Obligations of Company.
              (a)  Notwithstanding anything to the
      contrary in this Section 6, at any time prior to the filing of the registration statement, the Company may postpone its obligations pursuant to this Section 6 for a period not to exceed 90 days if, in the Board's sole reasonable judgment, communicated to Bruce in writing, performance of its obligations is reasonably likely to materially interfere with any business plans of the Company, including but not limited to any financings, acquisitions or other transactions, or any periods in which officers of the Company are requested or required by the Company (if Bruce is then an officer or director), in the best interests of the Company, not to trade in Company securities.
      The right of the Company to postpone the offering may be exercised only once in any 270 day period.
              (b)  Whenever the Company is required to use
      its best reasonable commercial efforts to effect or cause the registration of any shares under the Act as provided in Section 6.2, the Company shall as expeditiously as possible prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and such prospectus current for a period not in excess of 18 months (or
      24 months with respect to sales of the type referred to in Section 8(b) hereunder), plus any period in which Bruce has discontinued the sale of his shares pursuant to Section 6.4(d), as may be necessary in accordance with the intended methods of disposition by Bruce;
              (c)  The Company will furnish to Bruce such
      number of copies of such registration statement and each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus) and each supplement thereto, in conformity with the requirements of the Act, and such other documents as Bruce may reasonably request in order to facilitate the disposition of the shares owned by him and covered by such registration statement;
              (d)  The Company will notify Bruce, at any
      time when a prospectus relating to a registration of the sale of Bruce's shares is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and in such event (i) Bruce will discontinue any sale of shares until he has been advised that the prospectus has been amended, supplemented or otherwise no longer contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Company shall use its best reasonable commercial efforts to promptly amend and supplement the prospectus, file such amendment or supplement with the Securities and Exchange
      Commission and (iii) the Company promptly will prepare and furnish to Bruce, at his request, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
              (e)  Prior to any registered offering of
      Bruce's shares, in the event the sale of the shares is not exempt from the registration provisions of any state securities or "blue sky" law, the Company shall use its best reasonable commercial efforts to register or qualify such shares for offer and sale under the securities or blue sky laws of such jurisdictions in which the sale is not so exempt as Bruce or any underwriter reasonably requests.
              (f)  The Company shall cause all of Bruce's
      shares included in a registration statement covered by this Section 6 to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed, unless such shares have previously been so listed.
              (g)  In the event of any underwritten public
      offering pursuant to Section 6.2, the Company shall enter into and perform its obligations under an underwriting agreement, usual and customary in form, with the managing underwriter of such offering and Bruce; the Company shall take such other actions
      (including the inclusion of information in the registration statement and participation in "road show" activities similar in scope to those conducted in an offering of securities by the Company) and provide such information as the underwriters reasonably request in order to expedite or facilitate a disposition of Bruce's shares.
              (h)  Upon Bruce's request, the Company shall
      furnish to Bruce a signed counterpart, addressed to Bruce, of (i) an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), and (ii) a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters as may be covered in such a letter pursuant to Statement on Auditing Standards No. 72 or any amendment or supplement to such statement, as the principal underwriter with respect to such registration may reasonably request (or, if such registration does not involve an underwritten offering, as may reasonably be requested by Bruce).
         6.5  Indemnification.
              (a)  The Company agrees to indemnify and
      hold Bruce harmless, to the fullest extent permitted by law, against all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorney's fees) and expenses caused by any untrue or alleged untrue statement of a material fact contained in any registration statement filed pursuant to this Section 6 (a "Registration
      Statement"), any related prospectus ("Prospectus") or any preliminary prospectus or any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon any information furnished in writing to the Company by Bruce, expressly for use therein, and shall reimburse Bruce for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claims, as such expenses are incurred. Indemnity under this Section
      4(a) shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party.
              (b)  The Company agrees to indemnify and
      hold harmless, to the fullest extent permitted by law, each underwriter, if any (including any broker or dealer which may be deemed an underwriter) and each person who controls any underwriter of Bruce's
      Shares against all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorney's fees) and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any preliminary prospectus or any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon any information furnished in writing to the Company by such underwriters, expressly for use therein or insofar as such loss, claim, damage, liability, expense or action arises out of or is based upon any untrue statement or omission in any preliminary prospectus which was identified to such Underwriter in writing and was corrected in the Prospectus and it shall have been established that the Underwriter seeking indemnification fails to deliver a copy of the Prospectus to the person to whom liability has been incurred at or prior to confirmation of the sales of Bruce's shares to such person in any case where such delivery is required by the Act and such delivery would have cured the defect giving rise to the liability hereunder, and shall reimburse each such person for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claims, as such expenses are incurred. Indemnity under this Section 4(b) shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party.
              (c)  In connection with any registration
      pursuant to this Section 6, Bruce will furnish to the Company in writing such information as the Company reasonably requests concerning Bruce or the proposed manner of distribution for use in connection with any Registration Statement or Prospectus and Bruce agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each person who controls the Company
      (within the meaning of the Act) against any losses, claims, damages, liabilities and expense resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by Bruce to the Company specifically for inclusion in such Registration Statement or Prospectus and that such information was substantially relied upon by the Company in preparation of the Registration Statement or Prospectus or any amendment or supplement thereto.
      In no event shall the liability of Bruce hereunder be greater in amount than the dollar amount of the proceeds (net of all expense paid by Bruce and the amount of any damages Bruce has otherwise been required to pay by reason of such untrue statement or omission) received by Bruce upon the sale of shares by Bruce giving rise to such indemnification obligation.
              (d)  Any person entitled to indemnification
      hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest may exist between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties. Nothing contained herein shall be deemed to deny Bruce the right to be indemnified hereunder for the fees and expenses of one separate firm of attorneys (in addition to local counsel) in the event the Company enters into other indemnification arrangements with indemnified parties other than Bruce. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
              (e)  If for any reason the indemnification
      provided for in the preceding clauses (a),(b) and (c) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of Bruce be greater in amount than the dollar amount of the proceeds (net of all expenses paid by Bruce and the amount of any damages Bruce has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by Bruce upon the sale of Bruce's Shares giving rise to such contribution obligation.
         6.6  No Acknowledgment of Affiliation.
         Nothing in this Agreement shall be deemed to be an acknowledgment by the Company or Bruce that he is an "affiliate" of the Company within the meaning of Rule 405 under the Act.
         6.7  Rule 144 Sales.
         Subject to Section 8(a) hereunder, the Company agrees that it shall fully cooperate with Bruce in facilitating the sale of his shares pursuant to Rule
      144 under the Act (including, as applicable, Rule
      144(k)) and the prompt transfer of such shares following such sale, including without limitation, instructing the Company's transfer agent to remove any legends on Bruce's share certificates (including any legend referenced in Section 9(k)), and shall instruct counsel to the Company to deliver such opinion as is required by the transfer agent to permit such transfer.
         6.8  Bruce's Affiliates.  Bruce's Affiliates
      shall consist of his wife, lineal descendants, trusts and other entities for the principal benefit of any of the foregoing, heirs, executors or personal representatives of his estate. Any notices required in this Section 6 shall be sent to or from Bruce E.
      Toll on behalf of any such persons and any obligations of Bruce under this Section 6 shall be obligations of Bruce E. Toll. Following Bruce's death, Bruce's Affiliates shall have, collectively as a group, acting by written consent of the holders of a majority of the shares then held by Bruce's
      Affiliates acquired by such Affiliates by sale, gift or otherwise, directly or indirectly from Bruce, Bruce's rights under this Section 6, and shall be bound, jointly and severally, by Bruce's obligations under this Section 6; except that the indemnification and contribution obligations of Bruce's Affiliates under this Section 6 shall be several and not joint.

         7.   Standstill Agreement.
              For a period of time consisting of the
      longer of (i) Bruce's tenure on the Board and the five years immediately thereafter and (ii) in the event of termination of Bruce's membership on the Board by reason of his death or resignation, nine years after the date of this Agreement, Bruce shall not, directly or indirectly, without the prior written consent of the Board: (a) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any equity securities, or more than 5% of any class of non-convertible debt securities outstanding at any time, of the Company or any of its affiliates, (b) propose to enter into, directly or indirectly, any merger, consolidation, business combination, asset purchase or other similar transaction involving the Company or any of its affiliates, (c) make, or in any way participate in any solicitation of proxies to vote, execute any consent as a Company shareholder, act to call a meeting of the Company stockholders, make a proposal to be acted upon by the Company stockholders or seek to advise or influence any person with respect to the voting or not voting of any securities of the Company, (d) form, join or in any way participate in a partnership, syndicate, joint venture or other "group" (as defined under Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company or transfer his voting rights with respect to any Company securities
      (by voting trust or otherwise), except to the extent required by this Agreement, (e) otherwise act, alone or in concert with others, to seek to control or influence the management or Board of the Company or seek a position on the Board, other than pursuant to this Agreement or consistent with the performance of his duties as a director of the Company, (f) disclose any intention, plan or arrangement inconsistent with the foregoing, (g) induce or attempt to induce any person who is then an employee, customer or supplier of the Company to terminate a then existing relationship with the Company, (h) employ or attempt to employ any person who had been an employee of the Company within the six months preceding the time in question (with the exception of Bruce's secretary), or (i) advise, assist or encourage any other persons in connection with any of the foregoing. During the period commencing the date hereof and expiring on the date that Bruce no longer serves on the Board (or
      March 15, 2002 in the event Bruce dies, resigns from or does not seek election to the Board before March 15, 2002), Bruce agrees that all shares of Company stock beneficially owned or controlled directly or indirectly by him will be voted as recommended by the Company's management and that he will execute any form of proxy or consent solicited on behalf of the Company's management or its Board of Directors and no other form of proxy or consent, provided that this shall not apply to any proposal that would have the effect of nullifying, restricting or disparately reducing the per share voting rights of the Shares held by Bruce. Notwithstanding anything to the contrary in this Section 7, this
      Section 7 shall no longer apply after the occurrence of a Change of Control; for purposes hereof, a "Change of Control" shall have occurred at such time as (x) a transaction or related series of transactions has been completed whereby more than 50% of the Company's outstanding voting securities are owned by a third party or an affiliated group (other than Robert I. Toll, his wife and children and trusts or other entities principally for their benefit), or
      (y) a merger, consolidation or similar transaction has occurred pursuant to which members of the Company's management (including, for this purpose, Bruce), their spouses and children, and trusts and other entities principally for their benefit, directly or indirectly, collectively and in the aggregate, cease to own more voting stock of the Company than any third party or affiliated group
      (other than institutional investors listed in Rule
      13d-1(b)(1) filing S.E.C. Schedule 13G with respect
      to their ownership of voting stock of the Company).
         Bruce shall take all steps necessary to ensure
      that Bruce's Affiliates are bound by the provisions
      of this Section 7 in the same manner as Bruce with respect to any Company Common Stock acquired by such Affiliates, by sale, gifts or otherwise, directly or indirectly from Bruce after the date of this Agreement.
         8.   Right of First Refusal on
              Certain Stock Sales by Bruce.

         Until such time, if any, that Bruce owns fewer than 500,000 shares of the Company common stock, Bruce shall, on each occasion that he desires to sell any of his shares, first offer in writing such shares to the Company for purchase. The Company shall have two business days after receipt of such notice
      ("Response Period") within which to advise Bruce whether it will purchase such shares, in which event all such shares so offered shall be purchased by the Company for cash at the closing market price of the Company's common stock on the New York Stock Exchange on the last business day immediately preceding the date of receipt of the notice. Prior to such purchase, the Company shall have obtained such approval of Bruce's sale to the Company as is necessary to satisfy the conditions of Rule 16b-3(e) under the Exchange Act, if Bruce is then an officer or director of the Company. Payment shall be made upon delivery of the certificates representing such shares, which delivery shall be no later than two business days after the Company advised Bruce that it will purchase such shares. In the event the Company elects not to purchase such shares and Bruce fails to sell such shares within fifteen business days after the aforementioned two business day period (or, in case Bruce offers the shares to the Company in connection with his intention to sell his shares in an underwritten public offering, within 15 business days following the effectiveness of the registration statement, except that shares subject to an underwriter's overallotment option may be sold within 65 days following such effectiveness), Bruce may not sell any shares of Company stock for three months after such fifteen business day (or in the case of an underwritten offering, such respective 15 business day) period (the "No-Sale Term").
         Notwithstanding anything to the contrary hereinabove, Bruce shall not be required to offer to the Company his shares, and shall not be prohibited from selling shares during the No-Sale Term, in connection with:
         (a) transactions effected in accordance with Rule 144 under the Act, or pursuant to an effective registration statement under the Act provided, however, that cumulative transactions pursuant to this exception shall not exceed 300,000 shares in any calendar quarter;
         (b) sales made by a reputable bank or insurance company or other similar institution pursuant to an agreement with Bruce in which Bruce has placed any of his shares as collateral or in pledge in connection with a bona fide loan obligation (but which agreement shall not relate to a derivative or forward sale securities transaction), provided, however, that such institution is otherwise entitled to sell such shares in compliance with the Act, and
         (c) a sale of shares which were intended to be sold by Bruce under circumstances wherein (i) Bruce has received a bona fide written offer from a third party to purchase shares of Company common stock from Bruce (a copy of which Bruce shall provide to the Company with his initial notice), (ii) the Company determines not to purchase such shares pursuant to this Section 8, and (iii) such sale to the offeror is not completed within fifteen business days promptly after expiration of the Company's right to purchase under this Section 8; provided that this subparagraph
      (c) does not apply to any more than one such offer during any three (3) month calendar period that does not result in a sale by Bruce to the offeror of the affected shares.
         (d)  Bruce shall take all steps necessary to
      ensure that Bruce's Affiliates are bound by the provisions of this Section 8 in the same manner as Bruce with respect to any Company Common Stock acquired by such Affiliates, by sale, gifts or otherwise, directly or indirectly from Bruce after the date of this Agreement.
         9.   Miscellaneous.
              (a)  Indulgences, Etc.  Neither the failure
      nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
              (b)  Controlling Law.  This Agreement and
      all questions relating to its validity,
      interpretation, performance and enforcement
      (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, notwithstanding any conflict-of-laws doctrines of such state or any other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.


     (c)  Notices.  All notices, requests,
      demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only (i) when personally delivered, or (ii) on the day specified for delivery when deposited with an overnight courier service such as Federal Express for delivery to the intended addressee, or (iii) two days following the day when deposited in the United
      States mails, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:
                   (i)  If to the Company:

                        Toll Brothers, Inc.
                        3103 Philmont Avenue
                        Huntingdon Valley, PA 19006
                        Attention:  Chairman of the Board

                        With a copy to:

                        Kenneth J. Gary, General Counsel
                        Toll Brothers, Inc.
                        3103 Philmont Avenue
                        Huntingdon Valley, PA 19006

                   (ii) If to Bruce:

                        Mr. Bruce E. Toll
                        1477 Rydal Road
                        Rydal, PA  19046

                        With a copy to:

                        Michael Banks, Esquire
                        Morgan Lewis and Bockius LLP
                        2000 One Logan Square
                        Philadelphia, PA  19103

                   In addition, notice by mail shall be by
      air mail if posted outside of the continental United
      States.
                   Either party may alter the address to
      which communications or copies are to be sent by
      giving notice of such change of address in conformity
      with the provisions of this paragraph for the giving
      of notice.
              (d)  Binding Nature of Agreement; No
      Assignment.  Except as otherwise provided herein,
      this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and
      assigns, except that neither party may assign or
      transfer its rights or obligations under this
      Agreement without the prior written consent of the
      other party hereto; provided, however, that the
      Company may, without the consent of Bruce, assign its rights and obligations under this Agreement to any person in conjunction with an acquisition or a merger
      with the Company or the acquisition of a majority of
      the Company's business.
              (e)  Execution in Counterparts.  This
      Agreement may be executed in any number of
      counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Agreement shall
      become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of both of the parties reflected hereon as
      the signatories.
              (f)  Provisions Separable.  The provisions
      of this Agreement are independent of and separable
      from each other, and no provision shall be affected
      or rendered invalid or unenforceable by virtue of the
      fact that for any reason any other or others of them
      may be invalid or unenforceable in whole or in part.
              (g)  Paragraph Headings.  The paragraph
      headings in this Agreement are for convenience only;
      they form no part of this Agreement and shall not
      affect its interpretation.
              (h)  Words     Words used herein, regardless
      of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.
              (i)  Number of Days.  Except as otherwise
      specifically provided in this Agreement, in computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which Federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.
         (j)  Information.  So long as Bruce remains
      President or a Vice Chairman of the Company, he will be entitled to receive Company information of the following type: Weekly Deposit and Traffic Analyses, Sunday Night Sales Reports, Weekly Cash Analyses and
      Price List Changes. Moreover, as long as he elects to receive such information pursuant to this Agreement, Bruce shall preclear any sales of the Company's (or any affiliate's) securities in the same manner as an employee is required under the Company's policies and procedures relating to trading of securities.
         (k) Legended Certificates. Bruce agrees that all of the certificates for shares of common stock of the Company currently owned by him, his wife and children and trusts or other entities for the benefit of any such persons shall be submitted to the Company for the placement of a legend thereon which states as follows: "The shares represented by this certificate are subject to the terms of an Agreement dated March
      5, 1998 between the Company and Bruce E. Toll."
         (l) Effective Date. This Agreement shall not become effective unless and until it is approved by the Board and unless and until the Board has approved all amendments to Options under the 1995 Plan and to the Cash Bonus Plan required by this Agreement in a manner that satisfies the conditions of Rules
      16b-3(d)(1) and 16b-3(e) promulgated under the Exchange Act.
         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement in Philadelphia,
      Pennsylvania on the date first above written.
                                              TOLL BROTHERS, INC.


                                              By:___________________________
                    Bruce E. Toll
                      SCHEDULE A

                [OUTSTANDING OPTIONS]